Exhibit 3.1
                        ARTICLES OF INCORPORATION
                                      OF
                    ALLIANCE FARMS COOPERATIVE ASSOCIATION

          The undersigned, being natural persons, a majority of whom are residents of the State of Colorado, for the purpose of forming a cooperative association under Article 55 of Title 7 of the Colorado Revised Statutes, do hereby adopt the following Articles of Incorporation:

          FIRST.  Name.  The name of the Association is:

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION

          SECOND. Purpose. The purpose for which the Association is formed is to promote the mutual interests of its members by engaging in any lawful act or activity for which cooperative associations may be organized under Article 55 of Title 7 of the Colorado Revised Statutes, including, without limitation, to erect, maintain and operate swine breeding facilities with all necessary and convenient appurtenances and equipment, in and about which to engage in the business of breeding, by artificial insemination or otherwise, buying, selling, and otherwise dealing in swine.

          THIRD.  Principal Place of Business and Registered Office and Agent.

          (a) Principal Place of Business. The principal place of business of the Association is 101 South Detroit, Yuma, Colorado 80759.

          (b) Registered Office and Agent. The address of the Association's initial registered office in the State of Colorado is 1675 Broadway, Suite 1200, Denver, Colorado 80202, and the name of its initial registered agent at such address is The Corporation Company.

          FOURTH. Term. The term for which the Association is to exist is perpetual.

          FIFTH. Directors. The initial number of directors to constitute the Board of Directors of the Association is four (4), and hereafter the number of directors to constitute the Board of Directors of the Association shall be fixed by, or in the manner provided in, the Bylaws; provided, however, that in no event shall the number of directors constituting the Board of Directors of the Association be less than three (3) or more than twelve (12). Each director shall hold such office, unless sooner removed or disqualified, until the next succeeding annual meeting or until such director's successor is duly elected and qualified. Each director shall be a member of the Association or the representative, duly authorized in writing, of a legal entity that is a member of the Association; provided, however, that more than one director may be a representative, duly authorized in writing, of the same legal entity that is a member of the Association.

          The names and addresses of the persons to constitute the first Board of Directors, each of whom shall hold office until the first annual meeting of members or until such director's respective successor is duly elected and qualified, are as follows:

     Name                                 Address


     Wayne N. Snyder          3315 North Oak Trafficway
                              Kansas City, Missouri  64116

     Davey L. Kock            1211 370th Street
                              Breda, Iowa  51436

     V. James Reitz           Route 3, Box 106A
                              Seneca, Kansas  66538

     Doug Brown               606 West Beatty Avenue
                              Yuma, Colorado  80759

          SIXTH.  Stock and Stockholders.

               (a) Capitalization. The authorized capital stock of the Association is $100.00, divided into 10,000 shares of common stock, of the par value of one cent ($0.01) per share.

               (b) No Preemptive Rights. No holder of any shares of stock of the Association of any class shall have a preemptive right to acquire unissued shares of the capital stock of the Association or otherwise be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Association of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Association of any class or carrying or evidencing any right to purchase shares of stock of any class.

          SEVENTH.  Members.

               (a) Authorized Number of Memberships. The authorized number of memberships is the same number of shares of common stock authorized by these Articles of Incorporation.

               (b) Capital Subscriptions of Members. No capital subscriptions have been entered into by the incorporators.

               (c) Qualifications. Only stockholders of the Association may be members of the Association, and each stockholder of the Association shall be a member of the Association.

               (d) Voting Rights. Only members of the Association shall have voting rights. Each member is entitled to one (1) vote, in person or by mail, for each share of common stock of the Association standing in such member's name on the transfer books of the Association. Cumulative voting is not permitted in the election of directors. To the extent permitted by law, any and all actions to be taken by members of the Association may be approved by a majority of the votes entitled to be cast with respect thereto by members present, in person or by mail, at a meeting at which a quorum is present; provided, however, that any amendment, alteration, change or repeal of any provision of these Articles of Incorporation, any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Association, whether or not in the usual and regular course of its business, any merger or consolidation of which the Association is a party and to which the vote of the members is required by law, and any dissolution or voluntary termination of the Association, shall first be approved by a two-thirds (2/3) majority of the votes entitled to be cast with respect thereto by members present, in person or by mail, at a meeting at which a quorum is present.

               (e) Membership Certificates and Transferability. The Association shall issue to each member a certificate of membership, which shall also represent shares of common stock of the Association. The Association also may issue certificates of participation and capital credits as provided in the Bylaws. Each certificate of membership, together with the shares of common stock and any capital credits represented thereby, shall not be assignable or transferable except upon consent of the Board of Directors, and the Association shall have the right by its Bylaws to limit transfer or assignment of membership, shares of common stock, capital credits and certificates of participation and the terms and conditions upon which transfer shall be allowed.

          EIGHTH. Incorporators. The names and addresses of the incorporators are as follows:


     Name                                 Address

     Mick Daniel              2619 Yorkshire Street
                              Ft. Collins, Colorado  80526

     Fredrick R. Fangmeier    25701 W.C.R. 543
                              Kersey, Colorado  80644

     Paticia A. Rutherford    2609 Buena Vista Drive
                              Greeley, Colorado  80631

     Dennis Eckard            7720 North Grand
                              Kansas City, Missouri  64118

     Dallas Reeve             7809 North Euclid
                              Kansas City, Missouri  64118

          NINTH. Terms and Conditions of Offices and Positions. The Association may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in its Bylaws, by contract or in any other manner, may agree to indemnify and protect any director, officer, employee or agent of the Association, or any person who serves at the request of the Association as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, to the fullest extent permitted by the laws of the State of Colorado.

          Without limiting the generality of the foregoing provisions of this Article NINTH, to the fullest extent permitted or authorized by the laws of the State of Colorado, including, without limitation, the provisions of subsection
(1)(h) of Colorado Revised Statutes section 7-55-107 as now in effect and as may from time to time hereafter be amended, no director of the Association shall be personally liable to the Association or to its members or stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director for
(a) any breach of the director's duty of loyalty to the Association or its members or stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violations of law, or (c) any transaction from which the director derived an improper personal benefit. Any repeal or modification of the elimination and limitation of liability provided by the immediately preceding sentence shall not adversely affect any right or protection of a director of the Association existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

          TENTH. Bylaws. The original Bylaws of the Association shall be adopted in any manner provided by law. Thereafter, the Bylaws of the Association may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the members holding a majority of the votes entitled to be cast with respect thereto by members present, in person or by mail, at a meeting at which a quorum is present, unless a greater vote is specified in the Bylaws, or (ii) by a majority of the full Board of Directors, and any change so made by the members may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaws or portion thereof by the members if at the time of enactment the members shall so expressly provide, and (B) shall not divest the members of their power, nor limit their power, to amend or repeal the Bylaws, or to adopt new Bylaws.

          ELEVENTH. Identity of Members. Except as may be otherwise provided by statute, the Association shall be entitled to treat the registered holder of any shares of the Association as the owner of such shares and of all rights derived from such shares for all purposes, and the Association shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Association shall have either actual or constructive notice of the claim by or the interest in such person.

            TWELFTH. Books. The books of the Association may be kept (subject to any provision contained in the statutes of the State of Colorado) outside the State of Colorado at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Association.

          THIRTEENTH. Amendment. The Association reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute and by paragraph (d) of Article SEVENTH of these Articles of Incorporation, and all rights conferred upon stockholders or members herein are granted subject to this reservation.

          FOURTEENTH. Distribution of Earnings. The Association shall distribute, at least annually, all of the net margins of the Association as patronage dividends to the patrons of the Association on the basis of quantity or value of business done with or for such patron as provided in the Bylaws of the Association. Patronage dividends may be distributed in cash, stock or capital credits, or any combination thereof, as more fully described in the Bylaws of the Association. The Bylaws of the Association shall give a detailed statement of the methods to be followed in distributing earnings or savings.

          FIFTEENTH.  Seal.  The Association shall not have a corporate seal.


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          In witness whereof, the above-named incorporators have signed these
Articles of Incorporation this 30th day of April, 1994.



                                   Name: Mick Daniel
                                   Incorporator


                                   Name: Fredrick R. Fangmeier
                                   Incorporator


                                   Name: Patricia A. Rutherford
                                   Incorporator



                                   Name: Dennis Eckard
                                   Incorporator


                                   Name: Dallas Reeve
                                   Incorporator